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                                                      Registration No. 333-
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                                                          OMB APPROVAL
                             UNITED STATES                OMB Number:  3235-0066
                   SECURITIES AND EXCHANGE COMMISSION     Expires: May 31, 2001
                        Washington, D.C. 20549            Estimated average
                                                          burden hours per
                                                          response ....46
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                               FORM S-8
                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                              ----------

                    NATIONAL EQUIPMENT SERVICES, INC.
         (Exact name of registrant as specified in its charter)

           DELAWARE                                   36-4087016
  (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                 Identification Number)

                        1603 ORRINGTON AVENUE
                               SUITE 1600
                       EVANSTON, ILLINOIS 60201
                      TELEPHONE: (847) 733-1000
               (Address of principal executive offices)

                              ----------

                FIRST AMENDMENT AND RESTATEMENT OF THE
    NATIONAL EQUIPMENT SERVICES, INC. 1998 LONG TERM INCENTIVE PLAN
                       (Full title of the plan)

                              ----------

                          PAUL R. INGERSOLL
                 SENIOR VICE PRESIDENT AND SECRETARY
                  NATIONAL EQUIPMENT SERVICES, INC.
                        1603 ORRINGTON AVENUE
                             SUITE 1600
                      EVANSTON, ILLINOIS 60201
                     TELEPHONE: (847) 733-1000
       (Name, address and telephone number of agent for service)


                               COPY TO:
                          H. KURT VON MOLTKE
                           KIRKLAND & ELLIS
                       200 EAST RANDOLPH DRIVE
                       CHICAGO, ILLINOIS 60601
                      TELEPHONE: (312) 861-2000

                     CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                      Proposed maximum          Proposed maximum         Amount of
Title of securities to     Amount to be               offering price per        aggregate offering       registration
be registered              registered (1)             share                     price                    fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par           2,062,948 shares                 $2.51 (2)               $5,177,999 (2)      $1,294.50 (2)
value $0.01 per share
----------------------------------------------------------------------------------------------------------------------

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
----------------------------------------------------------------------------------------------------------------------
Common Stock, par                 5,000 shares               $2.25 (3)                $11,250 (3)            $2.81 (3)
value $0.01 per share
----------------------------------------------------------------------------------------------------------------------
Common Stock, par                 5,000 shares               $6.00 (4)                $30,000 (4)            $7.50 (4)
value $0.01 per share
----------------------------------------------------------------------------------------------------------------------
Common Stock, par                188,243 shares              $6.00 (5)               $1,129,458 (5)        $282.36 (5)
value $0.01 per share
----------------------------------------------------------------------------------------------------------------------

(1) An aggregate of 2,261,191 shares of Common Stock are being registered for issuance pursuant to the First Amendment and Restatement of the National Equipment Services, Inc. 1998 Long Term Incentive Plan. National Equipment Services, Inc. previously registered on its Registration Statement on Form S-8 (File No. 333-65365) 2,200,000 shares of Common Stock that have been issued under, or are reserved for issuance pursuant to, the First Amendment and Restatement of the National Equipment Services, Inc. 1998 Long Term Incentive Plan.

(2) Based on the number of shares not yet subject to options issuable pursuant to the First Amendment and Restatement of the National Equipment Services, Inc. 1998 Long Term Incentive Plan and estimated pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on August 24, 2001.

(3) Based on the number of shares subject to options issued pursuant to stock option agreements where the exercise price is fixed at $2.25 and determined pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee.

(4) Based on the number of shares subject to options issued pursuant to stock option agreements where the exercise price is fixed at $6.00 and determined pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee.

(5) Based on the number of shares subject to options issued pursuant to stock option agreements where the exercise price is fixed at $6.00 and determined pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee.

                           INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 relating to the First Amendment and Restatement of the National Equipment Services, Inc. 1998 Long Term Incentive Plan is being filed to register additional securities of the same class as other securities for which an earlier-filed Registration Statement on Form S-8 relating to the National Equipment Services, Inc. 1998 Long Term Incentive Plan is effective. Pursuant to Instruction E on Form S-8, the contents of such earlier Registration Statement on Form S-8 (File No. 333-65365) filed with the Securities and Exchange Commission are incorporated in and made a part of this Registration Statement by reference. The total number of shares of Common Stock relating to the First Amendment and Restatement of the National Equipment Services, Inc. 1998 Long Term Incentive Plan, including the 2,261,191 shares registered in this Registration Statement, is 4,461,191.




                                    EXHIBITS

     The Exhibits to this Registration Statement are listed in the Exhibit Index of this Registration Statement, which Exhibit Index is incorporated herein by reference.


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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, State of Illinois, on August 28, 2001.

                                      NATIONAL EQUIPMENT SERVICES, INC.

                                      By: /s/ Dennis O'Connor
                                         -----------------------------
                                      Name:   Dennis O'Connor
                                      Title:  Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kevin Rodgers, Dennis O'Connor and Paul Ingersoll his true and lawful attorney-in-fact, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of National Equipment Services, Inc.), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in- fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed on August 28, 2001, by the following persons in the capacities indicated.

           SIGNATURE                                        CAPACITY
           ---------                                        --------
       /s/ Kevin Rodgers
-----------------------------------          Chief Executive Officer, President and
           Kevin Rodgers                     Director (principal executive officer)

      /s/ Dennis O'Connor
-----------------------------------                 Chief Financial Officer
          Dennis O'Connor                 (principal financial and accounting officer)

        /s/ Carl Thoma
-----------------------------------                  Chairman of the Board
            Carl Thoma

        /s/ John Grove
-----------------------------------                         Director
            John Grove

     /s/ William Kessinger
-----------------------------------                         Director
        William Kessinger

        /s/ John Molner
-----------------------------------                         Director
            John Molner

     /s/ Ronald St. Clair
-----------------------------------                         Director
         Ronald St. Clair

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

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
------         -----------
4.1            Form of certificate representing shares of Common Stock of the      (1)
               Company.

4.2 Restated Certificate of Incorporation of the Company, including the Certificate of Designation of Senior Redeemable Convertible
               Preferred Stock, Series A, of the Company.

4.3            Restated By-laws of the Company.                                    (1)

4.4            First Amendment and Restatement of the National Equipment
               Services, Inc. 1998 Long Term Incentive Plan.

5.1            Opinion of Kirkland & Ellis.

23.1           Consent of Kirkland & Ellis (included in Exhibit 5.1).

23.2           Consent of PricewaterhouseCoopers LLP.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

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(1) Incorporated by reference to the Company's Registration Statement on Form
    S-1 (File No. 333-49223).


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